Exhibit 5.1
[Letterhead of Sherman & Howard L.L.C.]

November 4, 2016

DMC Global Inc.
5405 Spine Road
Boulder, Colorado 80301

Re:    DMC Global Inc. Form S-8 Registration Statement
Ladies and Gentlemen:
Reference is made to the registration statement on Form S-8 to be filed with the Securities and Exchange Commission (the “Commission”) on or about November 4, 2016 (the “Registration Statement”) by DMC Global Inc., a Delaware corporation (the “Company”), for the purpose of registering under the Securities Act of 1933, as amended (the “Act”), 5,000,000 shares of its common stock, $0.05 par value per share (the “Common Stock”), which may be offered and issued under the DMC Global Inc. 2016 Omnibus Incentive Plan, as amended (the “Plan”).
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
In connection with this opinion, we have examined originals or copies of all documents, corporate records or other writings that we consider relevant for the purposes of this opinion. In all such examinations, we have assumed, without independent investigation or inquiry, the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified copies, the authenticity of all original or certified copies and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. We have relied as to factual matters upon and have assumed the accuracy of, the statements made in a certificate of an officer of the Company delivered to us and the certificates and other statements or information of or from public officials and officers and representatives of the Company.
Based on the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the shares of Common Stock, when issued, delivered and paid for as contemplated by the Registration Statement and in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.
We express no opinion as to the laws other than the General Corporation Law of the State of Delaware (including the statutory provisions thereof, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws). We express no opinion with respect to the blue sky securities laws of any state, including Delaware.
We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.
Sincerely,

/s/ Sherman & Howard L.L.C.